ADMINISTRATION AND ACCOUNTING SERVICES AGREEMENT

	THIS AGREEMENT is made as of                 , 1996
by and between Harris Insight Funds Trust, a Massachusetts business trust (the "Company"), and PFPC INC. ("PFPC"), a Delaware corporation which is an indirect wholly owned subsidiary of PNC Bank Corp.
W I T N E S S E T H :
	WHEREAS, the Company is registered as an open-end investment company under the Investment Company Act of
1940, as amended (the "1940 Act"); and
	WHEREAS, the Company wishes to retain PFPC to provide certain administration and accounting services to its investment portfolios listed on Exhibit A attached hereto and made a part hereof, as such Exhibit A may be amended
from time to time (each a "Portfolio"), and PFPC is willing
to furnish such services;
	NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, it is agreed between the parties hereto as follows:
	1.	Appointment.  The Company hereby appoints PFPC
to provide certain administration and accounting services
to the Company's Portfolios for the period and on the terms set forth in this Agreement. PFPC accepts such appointment and agrees to furnish the services herein set forth in return for the compensation as provided in Paragraph 12 of this Agreement. PFPC undertakes to comply with all relevant provisions of the 1940 Act and applicable rules
and regulations thereunder.  Except as specifically set
forth herein, PFPC assumes no responsibility for such compliance by the Company or any Portfolio. The Company has and may from time to time issue separate series or
classes or classify and reclassify shares of such series or class. With respect to a future series or class, if the Company desires to have PFPC render services as administrator and accounting agent under the terms hereof,
the Company shall so notify PFPC in writing, and if PFPC agrees to provide such services, such series or class shall become a Portfolio hereunder and shall be listed on Exhibit
A.  PFPC shall identify to each such series or class
property belonging to such series or class in such reports, confirmations and notices to the Company called for under this Agreement.
	2.	Delivery of Documents.  The Company shall
furnish PFPC with copies properly certified or authenticated of each of the following:

(a)	Resolutions of the Company's Board of Trustees
authorizing the appointment of PFPC to provide certain administration and accounting services to the Company and approving this Agreement;

(b)	Exhibit B identifying and containing the signatures
of the Company's officers and other persons authorized to issue Oral Instructions and to sign Written Instructions, as hereinafter defined, on behalf of the Company;

(c)	The Company's organizational documents and all
amendments thereto (herein called the "Organizational
Documents");

(d)	The Company's By-Laws and all amendments thereto
(herein called "By-Laws");

(e)	The Investment Advisory Agreement(s) with respect to
each Portfolio;

(f)	The Distribution Agreement with respect to each
Portfolio;

(g)	The Company's most recent effective Registration
Statement as filed with the Securities and Exchange
Commission ("SEC"); and

(h)	The Company's most recent prospectus or prospectuses
relating to Shares (such prospectus, or prospectuses, and all amendments and supplements thereto are herein called the "Prospectus").

	The Company will furnish PFPC from time to time with copies, properly certified or authenticated, of all amendments of or supplements to the foregoing, if any.
	3.	Definitions.
		(a)	"Authorized Person".  As used in this
Agreement, the term "Authorized Person" means any officer
of the Company and any other person, whether or not such
person is an officer or employee of the Company, duly
authorized by the Board of Trustees of the Company to give
Oral and Written Instructions on behalf of the Company and listed on Exhibit B as may be received by PFPC from time to time.
		(b)	"Oral Instructions".  As used in this
Agreement, the term "Oral Instructions" means oral
instructions actually received by PFPC from an Authorized
Person or from a person reasonably believed by PFPC to be
an Authorized Person.  The Company agrees to deliver to
PFPC, at the time and in the manner specified in Paragraph
4(b) of this Agreement, Written Instructions confirming
Oral Instructions.
		(c)	"Written Instructions".  As used in this
Agreement, the term "Written Instructions" means written instructions delivered by hand, mail, tested telegram, cable, telex or facsimile sending device, and received by PFPC, signed by two Authorized Persons.


	4.	Instructions Consistent with Charter. etc.
		(a)	Unless otherwise provided in this
Agreement, PFPC shall act only upon Oral and Written Instructions. Although PFPC may know of the provisions of the Organizational Documents and By-Laws of the Company,
PFPC may assume that any Oral or Written Instructions
received hereunder are not in any way inconsistent with any provisions of such Organizational Documents or By-Laws or any vote, resolution or proceeding of the Shareholders, or
of the Board of Trustees, or of any committee thereof.
		(b)	PFPC shall be entitled to rely upon any
Oral Instructions and any Written Instructions actually received by PFPC pursuant to this Agreement. The Company agrees to forward to PFPC Written Instructions confirming
Oral Instructions in such manner that the Written
Instructions are received by PFPC, whether by hand delivery, telex, facsimile sending device or otherwise, by the close of business of the same day that such Oral Instructions are given to PFPC. The Company agrees that the fact that such confirming Written Instructions are not received by PFPC shall in no way affect the validity of the transactions or enforceability of the transactions authorized by the Company by giving Oral Instructions. The Company agrees that PFPC shall incur no liability to the Company in acting upon Oral or Written Instructions given to PFPC hereunder concerning such transactions, provided such instructions reasonably appear to have been received from an Authorized Person.

	5.	Services on a Continuous Basis.

		(a)	PFPC will perform the following
accounting functions on a daily basis on behalf of each
Portfolio:

			(i)	Journalize investment, capital
share and income and expense activities;

			(ii)	Verify investment buy/sell trade
tickets when received from the adviser and transmit trades to the Fund's custodian (the "Custodian") for proper settlement;

			(iii)	Maintain individual ledgers for
investment securities;

			(iv)	Maintain historical tax lots for
each security;

			(v)	Reconcile cash and investment
balances with PNC, and provide the Adviser with the begin-ning cash balance available for investment purposes;

			(vi)	Update the cash availability
throughout the day as required by the Adviser;

			(vii)	Post to and prepare the Statement
of Assets and Liabilities and the Statement of Operations:

			(viii)	Calculate various contractual
expenses (e.g., advisory and custody fees);

			(ix)	Calculate daily expense accruals
based upon pre-authorized budgets developed by Company management and notify Company management of any proposed adjustments;

			(x)	Control all disbursements and
authorize such disbursements upon Written Instructions;

			(xi)	Calculate capital gains and losses;

			(xii)	Determine net income and net exempt
interest and dividend income;

			(xiii)	Obtain security market quotes
from independent pricing services approved by the Investment Adviser, or if such quotes are unavailable, then obtain such prices from the Adviser, and in either case calculate the market value of each Portfolio's Investments;

			(xiv)	Transmit or mail a copy of the
portfolio valuation to the Adviser;

			(xv)	Compute net asset value; and

			(xvi)	As appropriate, compute yield(s),
total returns (in accordance with the methods set forth in the Company's Prospectus) expense ratios, portfolio turnover rate, and, portfolio average dollar-weighted maturity.

		(b)	In addition to the accounting services
described in the foregoing Paragraph 5(a), PFPC will:

			(i)	Prepare monthly financial
statements for each Portfolio, which will include the following items:

						Schedule of Investments
						Statement of Assets and
Liabilities
						Statement of Operations
						Statement of Changes in
Net Assets
						Cash Statement
						Schedule of Capital
Gains and Losses.

			(ii)	Prepare each Fund's quarterly
broker security transactions summaries;

			(iii)	Prepare each Fund's monthly
security transaction listings;

			(iv)	Supply various Company statistical
data as requested on an ongoing basis;

			(v)	Prepare for execution and file the
Company's (or each Portfolio's) Federal and state income and Federal excise tax returns;

			(vi)	Prepare and file the Company's
Semi-Annual Report with the SEC on Form N-SAR:

			(vii)	Prepare and file with the SEC the
Company's (or each Portfolio's) annual, semi-annual, and quarterly Shareholder reports;

			(viii)	Assist with the preparation
of registration statements on Form N-lA and other filings relating to the registration of Shares;

			(ix)	Monitor each Portfolio's status as
a regulated investment company under Sub-chapter M of the Internal Revenue Code of 1986, as amended;

			(x)	Maintain the Company's fidelity
bond as required by the 1940 Act and obtain a directors and officers liability policy;

			(xi)	Determine required annual ordinary
income and capital gain distributions to shareholders in order to avoid Federal excise tax;

			(xii)	Prepare and file Form 24f-2 notice
required to be filed with the SEC; and

			(xiii)	After the initial
registration of the Company's shares:

				(i)	make all of the filings and
take all appropriate actions necessary to maintain and renew state registration of the Company's shares;

				(ii)	monitor the Company's
compliance with the amounts and the conditions of each state's registration of the Company's shares.

	6.	Records.  PFPC shall keep the following
records:
		(a)	all books and records with respect to
each Portfolio's books of account; and
		(b)	records of each Portfolio's securities
transactions.
	The books and records pertaining to the Portfolios
which are in the possession of PFPC shall be the property
of the Company. Such books and records shall be prepared
and maintained as required by the 1940 Act and the Rules thereunder and other applicable securities laws, rules and regulations. The Company, and the Company's authorized representatives shall have access to such books and records at all times during PFPC normal business hours. Upon the reasonable request of the Company, copies of any such books and records shall be provided by PFPC to the Company or the Company's authorized representative at the Company's expense.
	7.	Liaison with Accountants.  PFPC shall act as
liaison with the Company's independent' public accountants
and shall provide account analyses, fiscal year summaries,
and other audit-related schedules. PFPC shall take all reasonable action in the performance of its obligations under this Agreement to assure that the necessary
information is made available to such accountants for the expression of their opinion, as such may be required by the Company from time to time.
	8.	Confidentiality.  PFPC agrees on behalf of
itself and its employees to treat confidentially all
records and other information relative to the Company and
its prior, present or potential Shareholders and relative
to the Advisor and its prior, present or potential
customers, except, after prior notification to and approval
in writing by the Company. The Company agrees that such approval shall not be unreasonably withheld and may not be withheld where PFPC may be exposed to civil or criminal contempt proceedings for failure to comply, or when
requested to divulge such information by duly constituted
authorities.
	9.	Equipment Failures.  In the event of equipment
failures beyond PFPC's control, PFPC shall, at no
additional expense to the Company, take reasonable steps to minimize service interruptions but shall have no liability with respect thereto.  PFPC shall enter into and shall
maintain in effect with appropriate parties one or more agreements making reasonable provision for emergency use of electronic data processing equipment to the extent appropriate equipment is available.
	10.	Right to Receive Advice.
		(a)	Advice of the Company.  If PFPC shall be
in doubt as to any action to be taken or omitted by it, it
may request and shall receive, from the Company directions
or advice, including Oral or Written Instructions where
appropriate.
		(b)	Advice of Counsel.  If PFPC shall be in
doubt as to any questions of law involved in any action to
be taken or omitted by PFPC, it may request advice at its
own cost from such counsel of its own choosing (who may be counsel for the investment advisor, the Company or PFPC, at the option of PFPC).
		(c)	Conflicting Advice.  In case of conflict
between directions, advice or Oral or Written Instructions received by PFPC pursuant to subsection (a) of this paragraph and advice received by PFPC pursuant to
subsection (b) of this paragraph, PFPC shall be entitled to
rely on and follow the advice of counsel.
		(d)	Protection of PFPC.  PFPC shall be
protected in any action or inaction which it takes in
reliance on any directions, advice or Oral or Written Instructions received from the Company or counsel and which PFPC, after receipt of any such directions, advice or Oral or Written Instructions, in good faith believes to be
consistent with such directions, advice or Oral or Written Instructions, as the case may be. However, nothing in this paragraph shall be construed as imposing upon PFPC any obligation (i) to seek such directions, advice or Oral or Written Instructions, or (ii) to act in accordance with such directions, advice or Oral or Written Instructions
when received, unless, under the terms of another provision
of this Agreement, the same is a condition to PFPC's
properly taking or omitting to take such action.
	11.	Compliance with Governmental Rules and
Regulations.
	PFPC undertakes to comply with all applicable requirements of the 1933 Act, the 1934 Act, the 1940 Act, the CEA, and any laws, rules and regulations of
governmental authorities having jurisdiction with respect
to the duties to be performed by PFPC hereunder. Except as specifically set forth herein, PFPC assumes no responsibility for such compliance by the Company or any
Portfolio.
	12.	Compensation.  As compensation for services
rendered by PFPC during the term of this Agreement, the
Company, will pay to PFPC a fee or fees as may be agreed to
in writing from time to time by the Company and PFPC.
	13.	Indemnification.  The Company, on behalf of
each Portfolio, agrees to indemnify and hold harmless PFPC
and its affiliates from all taxes, charges, expenses, assessments, claims and liabilities (including, without limitation, liabilities arising under the 1933 Act, the Securities Exchange Act of 1934, the 1940 Act, the CEA, and
any state and foreign securities and blue sky laws, all as amended from time to time) and expenses, including without limitation) attorneys' fees and disbursements arising directly or indirectly from any action or thing which PFPC
takes or does or omits to take or do (i) at the request or
on the direction of or in reliance on the advice of the
Company or (ii) upon Oral or Written Instructions,
provided, that neither PFPC nor any of its affiliates shall
be indemnified against any liability to the company or to
its shareholders (or any expenses incident to such
liability) arising out of PFPC's own willful misfeasance,
bad faith, gross negligence or reckless disregard of its
duties and obligations under this Agreement.
	14.	Responsibility of PFPC.  PFPC shall be under no
duty to take any action on behalf of the Company except as specifically set forth herein or as may be specifically agreed to by PFPC in writing.  In the performance of its
duties hereunder, PFPC shall be obligated to exercise care
and diligence and to act in good faith and to use its best efforts within reasonable limits in performing services provided for under this Agreement, but PFPC shall not be
liable for any act or omission which does not constitute
willful misfeasance, bad faith or gross negligence on the
part of PFPC or reckless disregard of its duties under this
Agreement.
	Notwithstanding the foregoing, PFPC shall not be responsible for losses or damages beyond its control, provided that PFPC has acted in accordance with the
standard of care set forth above; and provided further,
that PFPC shall only be responsible for that portion of
losses or damages suffered by the Company attributable to
the gross negligence of PFPC.
	Without limiting the generality of the foregoing or
of any other provision of this Agreement, PFPC in
connection with its duties under this Agreement shall not
be under any duty or obligation to inquire into and shall
not be under any duty or obligation to inquire into and
shall not be liable for or in respect of (a) the validity
or invalidity or authority or lack thereof of any Oral or Written Instruction, notice or other instrument which conforms to the applicable requirements of this Agreement,
and which PFPC reasonably believes to be genuine; or (b)
delays or errors or loss of data occurring by reason of circumstances beyond PFPC's control, including acts of civil or military authority, national emergencies, labor difficulties, fire, mechanical breakdown (except as provided in Paragraph 9), flood or catastrophe, acts of
God, insurrection, war, riots or failure of the mails, transportation, communication or power supply.
	Notwithstanding anything in this Agreement to the contrary, PFPC and its affiliates shall have no liability to the Company for any consequential, special or indirect
losses or damages which the Company may incur or suffer by
or as a consequence of PFPC's or its affiliates performance
of services provided hereunder, whether or not the
likelihood of such losses or damages was known by PFPC or
its affiliates. PFPC shall to be held responsible by the Company for any losses or damages, incurred prior to the effective date of this Agreement.
	15.	Duration and Termination.  This Agreement shall
continue until termination by the Company or PFPC on sixty
(60) days' written notice to the other party.
	16.	Notices.  All notices and other communications,
including Written Instructions (collectively referred to as "Notice" or "Notices" in this Paragraph), hereunder shall be in writing or confirming telegram, cable, telex or
facsimile sending device. Notices shall be addressed (a) if
to PFPC at PFPC's address, 400 Bellevue Parkway,
Wilmington, DE 19809; (b) if to the Company, at _______________________________________________; or (c) if
to neither of the foregoing, at such other address as shall
have been notified to the sender of any such Notice or
other communication.  If the location of the sender of a
Notice and the address of the addressee thereof are, at the
time of sending, more than 100 miles apart, the Notice may
be mailed, in which case it shall be deemed to have been
given three days after it is sent, or if sent by confirming telegram, cable, telex or facsimile sending device, it shall be deemed to have been given immediately, and, if the location of the sender of a notice and the address of the addressee thereof are, at the time of sending, not more than 100 miles apart, the Notice may be sent by first-class mail, in which case it shall be deemed to have been given two days after it is sent, or if sent by messenger, it
shall be deemed to have been given on the day it is
delivered, or if sent by confirming telegram, cable, telex
and facsimile sending device it shall be deemed to have
been given immediately.  All postage, cable, telex, or
facsimile sending device charges arising from the sending
of a Notice hereunder shall be paid by the sender.
	17.	Further Actions.  Each party agrees to perform
such further acts and execute such further documents as are necessary to effectuate the purposes hereof.
	18.	Amendments.  This Agreement, or any part hereof
may be changed or waived only by an instrument in writing
signed by the party against which enforcement of such
change or waiver is sought.
	19.	Delegation.  On sixty (60) days' prior written
notice to the Company, PFPC may assign its rights and
delegate its duties hereunder to any wholly-owned direct or indirect subsidiary of PNC Bank, National Association or
PNC Bank Corp., provided that (i) the delegate agrees with
PFPC to comply with all relevant provisions of the 1940
Act; (ii) PFPC and such delegate shall promptly provide
such information as the Company may request, and respond to
such questions as the Company may ask, relative to the delegation, including (without limitation) the capabilities of the delegate; (iii) PFPC agrees to remain responsible
for the performance of its duties hereunder by the
delegate; and (iv) the delegate possesses expertise in
providing the required services hereunder of a comparable
level.
	20.	Counterparts.  This Agreement may be executed
in two or more counterparts, each of which shall be deemed
an original, but all of which together shall constitute one
and the same instrument.
	21.	Miscellaneous.  This Agreement embodies the
entire agreement and understanding between the parties thereto, and supersedes all prior agreements and understandings relating to the subject matter hereof, provided that the parties hereto may embody in one or more separate documents their agreement, if any, with respect to delegated duties and Oral Instructions. The captions in this Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.
This Agreement shall be deemed to be a contract made in Delaware and governed by Delaware law. If any provision of this Agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder of this Agreement shall not be affected thereby. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors.


	IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.



	Harris Insight Funds Trust

	By:

	Title:

	PFPC INC.

	By:

	Title:





EXHIBIT A



	THIS EXHIBIT A, dated as of                      ,
1996, is Exhibit A to that certain Administration and
Accounting Services Agreement dated as of                 ,
1996 between PFPC Inc. and Harris Insight Funds Trust.




PORTFOLIOS

Harris Insight Equity Income Fund
Harris Insight Growth Fund
Harris Insight Small-Cap Opportunity Fund
Harris Insight Index Fund
Harris Insight International Fund
Harris Insight Balanced Fund
Harris Insight Convertible Securities Fund
Harris Insight Bond Fund
Harris Insight Intermediate Government Bond Fund
Harris Insight Tax-Exempt Bond Fund
Harris Insight Tax-Exempt Intermediate Bond Fund


	PFPC INC.

	By:

	Title:



	Harris Insight Funds Trust

	By:

	Title:




EXHIBIT B


AUTHORIZED PERSONS APPENDIX


NAME (Type)	SIGNATURE















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bankgrp\harris\agreemen\admin\admactg2.doc